                                                           EXHIBIT 8.1

                         [SIDLEY & AUSTIN LETTERHEAD]

                                October 26, 2000

Whitman Corporation
3501 Algonquin Road
Rolling Meadows, IL  60008-3149

            Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as counsel for Whitman Corporation, a Delaware corporation ("Parent"), in connection with (i) the Merger (the "Merger"), as defined and described in the Agreement and Plan of Merger dated as of August 18, 2000 (the "Merger Agreement") among Parent, Anchor Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("MergerSub"), and PepsiAmericas, Inc. a Delaware corporation (the "Company"), and (ii) the preparation and filing of the related Registration Statement on Form S-4, which includes the Proxy Statement/Prospectus (the "Registration Statement/Prospectus"), filed with the Securities and Exchange Commission (the "Commission"). You have requested our opinion regarding the United States federal income tax consequences of the Merger. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

                  In connection with this opinion, we have examined the Merger Agreement, the Registration Statement/Prospectus and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents that we have examined, (ii) that the Merger will be consummated in the manner described in Merger Agreement and the Registration Statement/Prospectus, (iii) that the representations made and the representations to be made by Parent (together with Merger Sub) and the Company in the Representation Letters or in the Merger Agreement are accurate and complete, (iv) the Merger will be reported by Parent, Merger Sub and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below; and (v) the Merger will qualify as a statutory merger under the applicable laws of the State of Delaware. In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretative rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the inaccuracy of any of the documents or assumptions on which our opinion is based could affect our conclusions.

                  Based upon the foregoing, in our opinion, the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and each of Parent, the Company and MergerSub will be a party to that reorganization within the meaning of Section 368(b) of the Code. Furthermore, in our opinion, the statements made in the Registration Statement/Prospectus of Parent and the Company under the heading "The Merger - United States Federal Income Tax Consequences of the Merger," to the extent they constitute statements of law or legal conclusions and subject to the limitations contained therein, are correct and describe the material United States federal income tax consequences of the Merger to Parent and Company shareholders.

                  Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement/Prospectus and to the reference to our firm under the heading "Legal Matters" in the Registration Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                  We are furnishing this opinion to you solely in connection with the filing of Registration Statement/Prospectus and this opinion is not to be relied on, circulated, quoted or otherwise referred to for any other purpose.


                                       Very truly yours,

                                       /s/ Sidley & Austin